Exhibit 99.1

For Immediate Release

Contact:

Sandra Knell, CFO

408-782-6686 / sknell@coastdist.com

or

Ryan McGrath

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com

Coast Distribution System Becomes Exclusive Distributor

of Kipor Products in North America

MORGAN HILL, Calif., May 15 /PRNewswire-FirstCall/ — The Coast Distribution System (Amex: CRV—News) announced today it has signed an agreement with China-based Wuxi Power Co. (http://www.kipor.com ) for the exclusive rights to sell Kipor products in North America, including Kipor’s popular line of portable and standby power generators. Wuxi Power is the largest manufacturer of inverter generators for export in China.

Coast, one of North America’s largest suppliers of aftermarket replacement parts, accessories and supplies for the recreational vehicle (RV) and marine industries, has been selling Kipor inverter generators since September 2005. The recently signed agreement will recognize Coast as the sole distributor of Kipor products in the United States, Canada and Mexico.

Since their introduction, Kipor’s portable and standby power generators have grown into one of Coast’s top selling product lines among RV dealership customers, as Kipor’s generators create significantly less noise than standard generators, an important selling point for those who park their RVs in camp grounds. Coast’s top selling Kipor generator is powerful enough to run an RV air conditioner, yet also can safely power delicate electronic devices, such as computers or DVD players.

“In just a short period, we have grown Kipor into one of our top-selling product lines,” said Coast chairman and CEO Thomas R. McGuire. “Part of this success was due to the strength of the product, and part is also due to Coast’s unique relationship with Kipor. Because we have people working at their factory in China, we can support Kipor directly in the areas of quality control, design and customer service.

“At the same time, Coast can effectively market Kipor’s products because of our close relationships with our customers and the strength of our distribution network. We are moving forward with expanding the market for Kipor’s products beyond the RV and marine markets, while also adding new products from the Kipor line to distribute in North America.”

About The Coast Distribution System

The Coast Distribution System, Inc. (http://www.coastdistribution.com ) is a leading supplier of parts, accessories and supplies for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its products to its 15,000 customers through 17 distribution centers throughout the U.S. and Canada. Coast is publicly traded on the American Stock Exchange under the ticker symbol CRV.

Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and trends in our markets are “forward- looking statements” as defined in the Private Securities Litigations Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,”

“anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties may include, among others: Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in interest rates which affect the availability and affordability of financing for RVs and boats; increases in the costs and shortages in the supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; and unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended by Amendment No. 1 on Form 10-K/A, and readers of this news release are urged to review the discussion of those risks and uncertainties that are contained in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligations to update forward-looking statements contained in this news release or in the above referenced 2005 Annual Report, whether as a result of new information, future events or otherwise.

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